First Choice Bancorp

Mid-Quarter Updates

September 15, 2020

Disclosures

FORWARD LOOKING STATEMENTS

In addition to historical information, certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to management's beliefs, projections and assumptions concerning future results and events. Forward-looking statements, include descriptions of management's plans or objectives for future operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this presentation was prepared and can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words or phrases such as "aim," "can," "may," "could," "predict," "should," "will," "would," "believe," "anticipate," "estimate," "expect," "hope," "intend," "plan," "potential," 'project," "will likely result," "continue," "seek," "shall," "possible," "projection," "optimistic," and "outlook," and variations of these words and similar expressions or the negative version of those words or phrases.

Forward looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company's earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the SEC, including under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as may be supplemented and/or amended by our Quarterly Reports on Form 10-Q as filed subsequent thereto.

ADDITIONAL RISK FACTORS

The coronavirus (COVID-19) outbreak has had and may continue to have a material and adverse impact on certain of our customers directly or indirectly. Entire industries within our loan portfolio, such as the accommodations and food services industry, have experienced quarantine-related precipitous declines in demand for their products and services. Other industries we service have likewise experienced disruptions in their supply chain as well as quarantine-related declines in demand which will become more acute if and as the COVID-19 pandemic persists or we experience additional infection waves. In addition, such events could affect the stability of our deposit base, lead to mass layoffs and furloughs which could impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, result in lost revenue or cause us to incur additional expenses and losses. In the first half of 2020, the Federal Reserve took extreme measures to reduce interest rates to near zero in an attempt to boost consumer spending. In June 2020, the Federal Reserve indicated that it would leave interest rates near zero for the foreseeable future as it projected high unemployment for several years and a long road to recovery from the pandemic-induced economic downturn. The extraordinarily low interest rate environment that has prevailed in the wake of the COVID-19 pandemic has put and will continue to put downward pressure on the Company's net interest margin, a key profitability indicator for the Company. The U.S. Congress has also passed a massive stimulus package, the "Coronavirus Aid, Relief, and Economic Security Act," or "CARES Act," to provide relief to consumers and small businesses; however, the effectiveness of this package could be disrupted by operational challenges in successfully implementing all of its provisions in a timely manner and could ultimately prove to be insufficient in scale. Although we maintain contingency and disaster recovery plans for pandemic outbreaks, even with these precautions, the prolonged impact of the COVID-19 pandemic could negatively impact the availability of key personnel or significant numbers of our staff, many of whom are essential to the conduct of our business. A prolonged COVID-19 pandemic and the potential for future and more serious waves of the COVID-19 pandemic could also impact the business and operations of third party service providers who perform critical services for our business. If the COVID-19 pandemic continues or containment and mitigation measures prove unsuccessful, we may experience a material adverse effect on our business, financial condition, and results of operations.

Mid-Quarter Updates as of August 31, 2020

PPP Loans

- 1,884 PPP loans with principal balance[1] of $390 million
- No PPP loans have been forgiven

Loan Deferrals

- 97+% of deferred loans have resumed regular payments
- Total loans on deferral as a % of total loans outstanding[2] decreased from 34% to 2% since June 30, 2020

Main Street Loans

- Originated three Main Street loans totaling $68 million
- 95% of principal sold to Main Street Lending Facilities

Liquidity

- $1+ billion available from primary and secondary liquidity sources

1. Principal balance net of unearned loan fees.
2. Total loans outstanding includes loans held for sale, and total loans held for investment net of discounts and deferred fees at June 30, 2020.

First Choice Bancorp

Loan Payment Deferral Program – Updates

Loan Portfolio Deferral Detail

		At June 30, 2020			At August 31, 2020		
Product (*$ in millions*)	Total Loans [1] 6/30/2020	Mod Count [2] 6/30/2020	Mod Balance [2] 6/30/2020	% of Category Balance [3]	Mod Count [2] 8/31/2020	Mod Balance [2] 8/31/2020	% of Category Balance [3]
Construction & Land	$ 217	18	$ 53	24%	2	$ 15	7%
CRE	664	179	324	49%	6	12	2%
C&I	335	105	108	32%	0	-	0%
SBA [4]	597	213	133	22%	2	8	1%
Other	39	5	8	21%	4	3	8%
Total	**$ 1,852**	**520**	**$ 626**	**34%**	**14**	**$ 38**	**2%**

- As of August 31, 2020, 97+% of loans on deferral have resumed making regular, contractually agreed-upon payments
- Five loans, totaling $20 million are still on original 90-day deferral – with payments due in September and October 2020
- Five loans, totaling $12 million, granted additional 90-day deferrals
- Two loans, totaling $472 thousand, were granted new 90-day deferrals during Q3'20
- Two loans from one relationship totaling $5 million were downgraded to substandard and nonaccrual during Q3'20 after deferral period ended
  - ➢ Both are construction loans on two completed, ocean-view homes in Malibu with recent appraisals indicating less than 50% Loan-to-Appraised Value

1. Total loans include loans held for sale, and total loans held for investment net of discounts and deferred fees at June 30, 2020.
2. Modified loan count and balance reflect loans with active payment deferrals as of June 30, 2020 and August 31, 2020.
3. Percentage of category balance is calculated based on total loans including loans held for sale, and total loans held for investment net of discounts and deferred fees at June 30, 2020.
4. Under the CARES Act, SBA loans are being paid by the SBA for 6 months after the deferment period.

First Choice Bancorp

Loan Payment Deferral Program – Updates

Deferral Program by Stressed Industries

Stressed Industries ($ in millions)	At June 30, 2020 Total Loans [1] 6/30/2020	Mod Count [2] 6/30/2020	Mod Balance [2] 6/30/2020	% of Category Balance [3]	At August 31, 2020 Mod Count [2] 8/31/2020	Mod Balance [2] 8/31/2020	% of Category Balance [3]
Arts, Entertainment, and Recreation	$ 41	21	$ 22	54%	1	$ -	0%
Car Washes	31	15	21	68%	-	-	0%
Gas Station	34	8	10	29%	-	-	0%
Hospitality	212	36	100	47%	1	11	5%
Restaurant	92	32	34	37%	1	8	9%
Total Stressed Industries	$ 410	112	$ 187	46%	3	$ 19	5%
Other Non-Stressed Industries	1,442	408	439	30%	11	19	1%
Grand Total	**$ 1,852**	**520**	**$ 626**	**34%**	**14**	**$ 38**	**2%**

- As of August 31, 2020, 96% of customers in "stressed industries" on deferral have resumed making regular, contractually agreed-upon payments
- Only three loans in stressed industries remain on deferral

1. Total loans include loans held for sale, and total loans held for investment net of discounts and deferred fees at June 30, 2020 based on industry NAICS code.
2. Modified loan count and balance reflect loans with active payment deferrals as of June 30, 2020 and August 31, 2020 based on industry NAICS codes.
3. Percentage of category balance is calculated based on total loans including loans held for sale, and total loans held for investment net of discounts and deferred fees at June 30, 2020.

First Choice Bancorp

Contact Information

NAME	TITLE & CONTACT
Robert M. Franko 	**First Choice Bancorp** *President & Chief Executive Officer & Chief Financial Officer* **Address:** 17785 Center Court Drive Suite 750 Cerritos, CA 90703 **Telephone:** (562) 345-9241 **Email:** Rfranko@FirstChoiceBankCA.com
Mag Wangsuwana 	**First Choice Bank** *Chief Financial Officer* **Address:** 17785 Center Court Drive Suite 750 Cerritos, CA 90703 **Telephone:** (562) 263-8340 **Email:** MWangsuwana@FirstChoiceBankCA.com



Corporate Headquarters:
17785 Center Court Drive, Suite 750
Cerritos, CA 90703
Telephone: (562) 345-9092

Website: www.firstchoicebankca.com